EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MasTec, Inc.
Coral Gables, FL
      We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the registration statement on Form S-1/A, of our reports dated March 29, 2005, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of MasTec, Inc., which are contained in that prospectus.
      We also consent to the reference to us under the headings “Experts.”

/s/ BDO Seidman, LLP

BDO Seidman, LLP

December 16, 2005